                                                                      EXHIBIT 12

                   TENNECO INC. AND CONSOLIDATED SUBSIDIARIES
               COMBINED WITH 50% OWNED UNCONSOLIDATED SUBSIDIARIES

                COMPUTATION OF RATIO OF EARNINGS TO FIXED CHARGES
                              (DOLLARS IN MILLIONS)
                                   (UNAUDITED)


                                                                  THREE MONTHS
                                                                      ENDED
                                                                    MARCH 31,
                                                                  ------------
                                                                   2006   2005
                                                                  -----  -----


Net income....................................................... $   7  $   7
Add:
  Interest expense...............................................    34     32
  Amortization of capitalized interest...........................   --       1
  Portion of rentals representative of the interest factor.......     3      2
  Income tax benefit and other taxes on income...................   --       4
  Minority interest..............................................     1      1
                                                                  -----  -----
     Earnings as defined......................................... $  45  $  47
                                                                  =====  =====
Interest expense................................................. $  34  $  32
Interest capitalized.............................................     1      1
Portion of rentals representative of the interest factor.........     3      2
                                                                  -----  -----
     Fixed charges as defined.................................... $  38  $  35
                                                                  =====  =====
Ratio of earnings to fixed charges...............................  1.18   1.34
                                                                  =====  =====

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